SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                    SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934
                        (Amendment No.   )

    Filed by the Registrant     X
    Filed by a Party other than the Registrant

    Check the appropriate box:

     Preliminary Proxy Statement

X    Definitive Proxy Statement

     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12 Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)

                   Lincoln National Corporation

       (Name of Registrant as Specified in this Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing (Check the appropriate box):

X     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
      14a-6(j)(2), or Item  22(a)(2) of Schedule 14A.

      $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

      Fee computed on table below per Exchange Act Rules 14a(i)(4) and o-11.

1)  Title of each class of securities to which transaction applies:
2)  Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
4)  Proposed maximum aggregate value of transaction:
5)  Total fee paid:

    Fee paid previously with preliminary materials.

    Check box if any part of this fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)  Amount previously paid:
     2)  Form, Schedule or Registration Statement No.
     3)  Filing party:
     4)  Date filed:

* Set forth the amount on which the filing fee is calculated and state how it was determined.




                       Lincoln National Corporation
                           Fort Wayne, Indiana



                             April 11, 1995





Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Lincoln National Corporation scheduled to be held on Thursday, May 11, 1995, at the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana, at 10:00 a.m., local time. Your Board of Directors and Management look forward to greeting those shareholders able to attend.

The matters to be acted upon at the meeting are described in the attached Notice of Meeting and Proxy Statement which we urge you to review carefully.

It is important that your shares are represented at the meeting.
Accordingly, we request your cooperation by signing, dating and mailing the enclosed proxy card in the envelope provided for your convenience.

On behalf of the Board of Directors, thank you for your continued support.

                              Sincerely,

                              /S/IAN M. ROLLAND

                              Ian M. Rolland
                              Chairman

                   LINCOLN NATIONAL CORPORATION
                        FORT WAYNE, INDIANA

                              NOTICE OF
                   ANNUAL MEETING OF SHAREHOLDERS


                              April 11, 1995


The Annual Meeting of Shareholders of LINCOLN NATIONAL CORPORATION will be held on Thursday, May 11, 1995, at 10:00 a.m., local time, at the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana 46802.

The items of business are:

   1.  to elect four directors for three-year terms, and
   2. to consider and act upon such other matters as may properly come before the meeting.

Only shareholders of record at the close of business on March 17, 1995, are entitled to notice of and to vote at the annual meeting or any meeting resulting from an adjournment thereof. Shareholders are reminded that shares cannot be voted unless the signed proxy card is returned or other arrangements are made to have the shares represented at the meeting.

                                   For the Board of Directors,

                                   /S/ C. SUZANNE WOMACK
                                   C. Suzanne Womack
                                   Secretary

                      LINCOLN NATIONAL CORPORATION
                         200 East Berry Street
                          FORT WAYNE, INDIANA

                            Proxy Statement

                     Annual Meeting of Shareholders
                             May 11, 1995

Any shareholder giving a proxy has the power to revoke it at anytime before its exercise by submitting a written revocation or a new proxy, or by the shareholder's attendance and vote at the annual meeting.This Proxy Statement is first being mailed to shareholders on or about April 11, 1995. Proxies in the form provided are being solicited by the Board of Directors of Lincoln National Corporation (the "Corporation" or "LNC") for use at the annual meeting of shareholders to be held May 11, 1995, and any meeting resulting from an adjournment thereof.

                         Solicitation of Proxies

The cost of soliciting proxies will be paid by the Corporation. The Corporation has made arrangements with brokerage firms, banks, custodians and other fiduciaries to forward proxy materials to their principals, and the Corporation will reimburse them for their reasonable mailing and other expenses.

In addition to solicitation by mail,certain directors,officers and employees of the Corporation, who will receive no additional compensation for their services, may solicit proxies by telephone, telecopy and by personal contacts.

The enclosed proxy/direction card is considered to be voting instructions furnished to the respective trustees of the Lincoln National Corporation Employees' Savings and Profit-Sharing Plan and The Lincoln National Life Insurance Company Agents' Savings and Profit-Sharing Plan with respect to shares allocated to individual accounts under these plans. To the extent that account information is the same, participants in one or more of the plans who are also shareholders of record will receive a single card representing all shares. If a plan participant does not return a proxy/ direction card to the Corporation, the trustees of the plan in which shares are allocated to his/her individual account will vote such shares in proportion to shares for which directions have been received.

Approval by the shareholders at the annual meeting of the minutes of the previous annual meeting will not constitute approval of any of the matters referred to in such minutes. The Board has no information that items other than those contained in the "Notice of Annual Meeting" will be brought before the meeting. For requirements applicable to shareholder proposals,please see "Shareholder Proposals" on page 28. If,however, other matters are presented, holders of proxies given pursuant to this Proxy Statement will vote the shares in the interest of the Corporation and in accordance with their best judgment.

               SHAREHOLDERS ENTITLED TO VOTE AND
                       SHARES OUTSTANDING

Only shareholders of record at the close of business on March 17, 1995, will be entitled to vote at the meeting. As of that date, there were 99,007,855 shares of capital stock of the Corporation issued, outstanding and entitled to vote as follows: 94,547,691 shares of Common Stock; 42,267 shares of $3.00 Cumulative Convertible Preferred Stock, Series A; 2,201,443 shares of 5 1/2% Cumulative Convertible Exchangeable Preferred Stock, Series E; and 2,216,454 shares of 5 1/2% Cumulative Convertible Exchangeable Preferred Stock, Series F. Each share is entitled to one vote.

                     VOTES NECESSARY FOR QUORUM
                      AND ADOPTION OF PROPOSALS

Quorum - The Corporation is domiciled in the state of Indiana. A majority of all outstanding voting shares constitutes a quorum. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting or any adjournment.

Votes Necessary to Adopt Proposals - A plurality of the votes cast is required for the election of directors.

                  ITEM 1 - ELECTION OF DIRECTORS

Proxies will be voted for nominees listed below unless the shareholder giving the proxy withholds such authority. It is intended that shares represented by proxies will be voted for Earl L. Neal, John M. Pietruski, Gordon A. Walker and Gilbert R. Whitaker, Jr. for terms expiring in 1998.

All nominees presently are serving as directors of the Corporation.
All nominees have agreed to serve if elected; however, if any nominee is unable or declines to serve as a director at the time of the annual meeting or any meeting resulting from an adjournment thereof (an event not now anticipated), proxies will be voted for the election of a qualified substitute nominee, or the size of the Board may be reduced.



                             NOMINEES FOR DIRECTOR
                         (Terms expiring in May 1998)

NAME AND POSITION
WITH THE                         Director   PRINCIPAL OCCUPATION     OTHER
CORPORATION             Age      Since      AND EMPLOYMENT           DIRECTORSHIPS

Earl L. Neal
Director                67       1985       Attorney at Law,         Chicago Title and
                                            Earl L. Neal &           Trust Company,
                                            Associates               Chicago Title
                                                                     Insurance Company,
                                                                     Peoples Energy
                                                                     Corporation, First
                                                                     Chicago Corporation,
                                                                     The First National
                                                                     Bank of Chicago

John M. Pietruski
Director                62       1989       Chairman, Texas          Hershey Foods
                                            Biotechnology            Corporation, General
                                            Corporation, a           Public Utilities
                                            research and             Corporation.
                                            development company,     McKesson Corp.
                                            retired Chairman
                                            and Chief Executive
                                            Officer of Sterling
                                            Drug Inc.
Gordon A. Walker
Director                67       1982       Chairman and Chief       Turner Corporation
                                            Executive Officer,
                                            Hollinee Inc., a
                                            privately-held holding
                                            company
Gilbert R. Whitaker, Jr.
Director                63       1986       Provost and Executive    Handleman Company,
                                            Vice President of        Johnson Controls,
                                            Academic Affairs,        Inc., Structural
                                            University of Michigan   Dynamics Research
                                            (previously, Dean and    Corp.
                                            Professor of Business
                                            Economics of the School
                                            of Business Administration,
                                            University of Michigan)



                            DIRECTORS CONTINUING IN OFFICE
                             (Terms Expiring in May 1997)


NAME AND POSITION
WITH THE                         Director   PRINCIPAL OCCUPATION      OTHER
CORPORATION             Age      Since      AND EMPLOYMENT            DIRECTORSHIPS

Robert A. Anker
President, Chief
Operating Officer and
Director                53       1992       President and Chief       EMPHESYS Financial
                                            Operating Officer of      Group, Inc., Fort
                                            the Corporation and       Wayne National
                                            Chairman of the Board     Corporation
                                            and Chief Executive
                                            Officer of The Lincoln
                                            National Life Insurance
                                            Company, a wholly-owned
                                            life insurance subsidiary
                                            of the Corporation
                                            (previously, President
                                            and Chief Operating
                                            Officer, The Lincoln
                                            National Life Insurance
                                            Company; Chairman,
                                            President, American States
                                            Insurance Company, a
                                            wholly-owned property/
                                            casualty insurance
                                            subsidiary of the
                                            Corporation)
Harry L. Kavetas
Director                 57      1990       Executive Vice President   None
                                            (previously, Senior Vice
                                            President) and Chief
                                            Financial Officer,
                                            Eastman Kodak Company
                                            (previously, Vice
                                            President,
                                            International Business
                                            Machines Corporation,
                                            an information/
                                            handling systems,
                                            equipment and services
                                            company; President, IBM
                                            Credit Corporation, a
                                            finance company that
                                            finances IBM products and
                                            services for IBM customers)

M. Leanne Lachman
Director                 52      1985       Managing Director,          Chicago Title
                                            Schroder Real               and Trust
                                            Estate Associates, a        Company, Chicago
                                            national real estate        Title Insurance
                                            investment management       Company, Liberty
                                            firm;  Managing             Property Trust
                                            Director, Schroder
                                            Mortgage Associates, a
                                            national commercial
                                            mortgage investment firm
Jill S. Ruckelshaus
Director                 58       1975      Director, Seattle First     Sea-First
                                            Bank Corporation            Corporation
                                            (previously, Consultant,
                                            William D. Ruckelshaus
                                            Associates, environmental
                                            consultants)



                        DIRECTORS CONTINUING IN OFFICE
                         (Terms Expiring in May 1996)


NAME AND POSITION
WITH THE                         Director    PRINCIPAL OCCUPATION       OTHER
CORPORATION             Age      Since       AND EMPLOYMENT             DIRECTORSHIPS

J. Patrick Barrett
Director                58       1990        Chairman and Chief         None
                                             Executive
                                             Officer of CARPAT
                                             Investments, a private
                                             investment company

Thomas D. Bell, Jr.
Director                45       1988        President and Chief        None
                                             Executive Officer
                                             Worldwide of Burson-
                                             Marsteller, a public
                                             relations/public affairs
                                             firm (previously,
                                             Vice-Chairman,
                                             Gulfstream Aerospace
                                             Corporation; Vice-Chairman,
                                             Chief Operating Officer
                                             Worldwide and Director,
                                             Burson-Marsteller)

Daniel R. Efroymson
Director                 53       1993       President, Treasurer       NBD Bank, N.A.
                                             and Director, Real Silk    Indiana
                                             Investments, Inc.,
                                             a closed-end investment
                                             company, First Vice President
                                             and Director, Moriah Fund,
                                             Inc., a private foundation
Leo J. McKernan
Director                 57       1991       Chairman, President,Chief  1st Source
                                             Executive Officer and      Corporation, VME
                                             Director, Clark            Group, N.V.
                                             Equipment Company
Ian M. Rolland
Chairman of the
Board, Chief
Executive Officer
and Director              61      1975       Chairman of the Board      Tokheim Corp.,
                                             and Chief Executive        NIPSCO Industries,
                                             Officer of the             Inc., Norwest
                                             Corporation (previously,   Corporation,
                                             President of the           EMPHESYS Financial
                                             Corporation; Chairman of   Group, Inc.
                                             the Board, Chief
                                             Executive Officer and
                                             President of The Lincoln
                                             National Life
                                             Insurance Company,
                                             a wholly-owned life
                                             insurance subsidiary
                                             of the Corporation)


                     SECURITY OWNERSHIP OF DIRECTORS,
                     NOMINEES AND EXECUTIVE OFFICERS

The Corporation encourages all employees to own shares of its Common Stock and has established share ownership guidelines for its officers. These guidelines were established in 1993, and officers are expected to meet them within 5 years. Officers are expected to achieve stock ownership equivalent to the following multiples of their base salary: chief executive officer -
8 times, chief operating officer - 7 times, executive vice presidents - 6 times, senior vice presidents - 4 times and vice presidents - 2 times base salary. Similarly, directors are expected to achieve stock ownership of 5 times their annual retainer within a period of 5 years. The Corporation has two classes of equity securities, Common Stock and Preferred Stock. None of the persons listed below own Preferred Stock. The following table shows the number of shares of the Corporation's Common Stock beneficially owned by directors,nominees for director,and executive officers as of March 13, 1995:



                 AMOUNT AND NATURE<F1,2,3>                       AMOUNT AND NATURE<F1,2,3>
NAME	         OF BENEFICIAL OWNERSHIP    NAME	         OF BENEFICIAL OWNERSHIP
Robert A. Anker        144,313              F. Cedric McCurley           57,385
J. Patrick Barrett       2,379              Leo J. McKernan               1,379
Thomas D. Bell, Jr.        579              Earl L. Neal                  1,379
Jon A. Boscia           71,767              John M. Pietruski             2,379
P. Kenneth Dunsire     130,307              Ian M. Rolland              331,862
Daniel R. Efroymson  1,000,775              Jill S. Ruckelshaus           2,379
Harry L. Kavetas           979              Gordon A. Walker                971
M. Leanne Lachman        1,379              Gilbert R. Whitaker, Jr.      2,379

                                            Directors and Executive
                                            officers as a group - 24
                                            persons                   1,993,940

<F1> Except for Mr. Efroymson,who beneficially owns 1.01% of the Corporation's
Common Stock, each of these amounts represents less than 1% of the outstanding shares of the Corporation's Common Stock as of March 13, 1995. As to shares beneficially owned, each person, other than Mr. Efroymson, has sole voting and investment power except that the following persons each share voting and investment power with another person as to the number of shares indicated:
Mr. Anker, 4,000 shares; Mr. Boscia, 2,000 shares; Mr. McCurley, 1,000 shares; Mr. Rolland,157 shares; and Ms. Ruckelshaus,200 shares. Of the shares reported for Mr. Efroymson, he has sole voting and investment power with respect to 4,430 shares, shared voting and investment power with respect to 995,966 shares, and sole voting power with respect to 379 shares. Of the shares reported for Mr. Efroymson, 422,660 shares are held in various trusts and 577,736 are held by Moriah Fund, Inc., a private foundation of which Mr. Efroymson is First Vice President and a director. Mr. Efroymson disclaims beneficial ownership of all but 4,809 shares.

<F2> This table includes the following shares which are subject to acquisition within 60 days by the exercise of outstanding stock options: Mr. Anker, 89,500 shares; Mr. Boscia, 44,250 shares; Mr. Dunsire, 75,000 shares; Mr. McCurley, 38,400 shares; and Mr. Rolland, 194,500 shares.


<F3>  In addition to beneficial ownership of Common Stock reflected in the above table, these directors and executive officers own the following amounts of phantom stock: Mr. Anker,707 shares; Mr. Barrett,13 shares; Mr. Bell,
13 shares; Mr. Boscia, 444 shares; Mr. Dunsire, 564 shares; Mr. Efroymson, 183 shares; Mr. Kavetas, 339 shares; Ms. Lachman, 339 shares; Mr. McCurley, 429 shares; Mr. McKernan, 339 shares; Mr. Neal, 281 shares; Mr. Pietruski,
13 shares; Mr. Rolland, 4,844 shares; Ms. Ruckelshaus, 13 shares; Mr. Walker, 140 shares; Mr. Whitaker, 81 shares. Phantom stock is an artificial security which mirrors the performance of the Corporation's Common Stock but does not have voting rights.

                        SECURITY OWNERSHIP
                    OF CERTAIN BENEFICIAL OWNERS

The table below sets forth, as of March 13, 1995, the names of persons known to the Corporation to be the beneficial owners of more than 5% of its Common or Preferred Stock.


                       SECURITY OWNERSHIP
                 OF CERTAIN BENEFICIAL OWNERS


Title of Class   Name and Address of       Amount and Nature Of           Percent
                 Beneficial Owner          Beneficial Ownership           of Class

Common           The Dai-ichi Mutual       8,835,794 shares - sole          8.1%
                 Life Insurance Company    voting and sole dispositive
                 13-1, Yurakucho 1-Chome   power of all shares [Note:
                 Chiyoda-ku                The Dai-ichi Mutual Life
                 Tokyo 100, Japan          Insurance Company has the
                                           right to acquire beneficial
                                           ownership (as defined in
                                           Rule 13d-3(d)(1) under the
                                           Securities Exchange Act of
                                           1934) of all of these shares.]

Common          Capital Guardian Trust     7,573,300 shares                 7.6%
                Company and Capital        sole dispositive power -
                Research and Management    7,573,300 shares
                Company, operating         sole voting power - 3,000
                subsidiaries of The        shares
                Capital Group Companies,
                Inc. (formerly, The
                Capital Group, Inc.)
                333 South Hope Street
                Los Angeles, California 90071

Preferred       The Dai-ichi Mutual Life   4,417,897 shares                99.1%
                Insurance Company          sole voting and sole dispositive
                13-1, Yurakucho 1-Chome    power - 4,417,897 shares
                Chiyoda-ku
                Tokyo 100, Japan


                      DIRECTOR FEES AND BENEFITS, ATTENDANCE,
                     COMMITTEES, COMPLIANCE WITH SECTION 16(a)
                      OF THE SECURITIES EXCHANGE ACT OF 1934,
                   CERTAIN BUSINESS RELATIONSHIPS AND INTERLOCKS

FEES

Directors of the Corporation who are not employees ("non-employee directors") of the Corporation or its subsidiaries were paid an annual retainer at a rate of $24,000 plus a fee of $1,100 for each Board and Board committee meeting attended in 1994. One-fourth of the annual retainer is paid, each July 1, in restricted shares of the Corporation's Common Stock. In addition, the Corporation reimburses directors, and on some occasions their spouses, for reasonable travel expenses incurred in attending Board and Board committee meetings.

Beginning on July 1, 1994, each non-employee director received an award of restricted shares of the Corporation's Common Stock equal to $10,000(rounded upward to the nearest whole share). Until July 1,2004, on the July 1 following the date a non-employee director commences a new three-year term, such director shall receive an additional award of restricted shares equal to $10,000 (rounded up to the nearest whole share).

The restrictions on all Common Stock issued to directors will lapse on the earliest of the non-employee director's death, disability or retirement as a director at age 70.

BENEFITS

Deferred Compensation Plan

Directors of the Corporation who are not employees of the Corporation or any of its subsidiaries may defer their annual retainer and fees under a plan by which the amounts deferred, together with interest, are paid to the director in either monthly installments over a ten-year period or a lump sum after the director has ceased to be a director. The rate of interest which is credited on fees deferred during any calendar year will be that rate equal to the annual yield which would be realized if the longest term United States Treasury Bond were purchased at the published closing price on the last day of the preceding year, but in no event less than 5% per annum. Directors also have the option to defer fees in phantom stock units which mirror the performance of the Corporation's Common Stock.

Retirement Plan

Directors,who are not employees of the Corporation or any of its subsidiaries, are eligible for retirement benefits. The annual benefit payable to a director is equal to .833% of the director's retainer paid during the last year he/she was a director multiplied by the number of months of service (with a maximum of 120 months). Individuals who were directors on January 1, 1987, were given credit for all years of past service. The benefit is payable either in a single lump sum or monthly beginning at the later of age 65 or when the director retires from the Corporation's Board. In the event of a director's death prior to the commencement of retirement benefits, a death benefit is paid to a beneficiary.


ATTENDANCE

The Board held five regularly scheduled meetings and one special meeting during 1994. All directors attended 75% or more of the aggregate meetings of the Board and Board committees which he or she was eligible to attend. The Corporation believes attendance at meetings is only one criterion for judging the contribution of individual directors, and all directors have made substantial and valuable contributions to the management of the Corporation.

COMMITTEES

The Board currently has four standing committees (i.e., committees composed entirely of Board members): the Audit Committee, the Compensation Committee, the Development Committee and the Directors and Nominations Committee.

Audit Committee

The members of the Audit Committee are: Earl L. Neal (Chairperson),
J. Patrick Barrett,Thomas D. Bell, Jr.,Daniel R. Efroymson,Harry L. Kavetas, Jill S. Ruckelshaus and Gilbert R. Whitaker, Jr. During 1994 the Audit Committee met seven times. The principal functions of the Audit Committee are: (1) to review audits of the consolidated financial statements of the Corporation performed by independent auditors, (2) to confer with the independent auditors and officers of the Corporation regarding accounting and financial statement matters,(3) to recommend to the Board the selection, retention, or termination of the independent auditors, (4) to review the Corporation's accounting and auditing procedures and (5) to perform such other functions as are necessary and desirable.

Compensation Committee

The members of the Compensation Committee are John M. Pietruski (Chairperson), Thomas D. Bell, Jr., Earl L. Neal, Jill S. Ruckelshaus and Gordon A. Walker. The Compensation Committee held six meetings during 1994. No member of the Compensation Committee is an officer or employee of the Corporation. The functions of the Compensation Committee relate to compensation of officers and key personnel and include: (1) reviewing and confirming the selection and development of officers and key personnel,
(2) selecting and recommending to the Board for approval candidates for chairman of the board and chief executive officer, (3) establishing salaries for Executive Officers and approving salaries for other officers and key personnel, (4) approving the payment of bonuses, both discretionary and contractual, for officers and key personnel, (5) approving employment contracts and agreements for officers and key personnel, (6) recommending to the Board the establishment of employee and officer retirement, group insurance and other benefit plans,(7) approving modifications to employee benefit plans if all such modifications according to actuarial estimates do not in the aggregate have a present value cost in excess of $10 million for the next five calendar years after the effective date of such modifications, (8) administering those benefit plans of the Corporation designed to comply with the disinterested administration provisions of Rule 16b-3(c) under the Securities Exchange Act of 1934 and (9) such other functions as are necessary or desirable.

Development Committee

The members of the Development Committee are: M. Leanne Lachman (Chairperson), Robert A. Anker, J. Patrick Barrett, Daniel R. Efroymson, Leo J. McKernan, John M. Pietruski and Ian M. Rolland. During 1994 the Development Committee met eight times. The Development Committee generally has authority to authorize the following transactions and expenditures between $5 million and $10 million: (1) acquisitions or divestitures of companies, assets or blocks of business, mergers, strategic investments and joint ventures, (2) creation or dissolution of any legal entity,
(3) movements or transfers of capital among affiliates, (4) capital commitments or expenditures for leases and asset purchases, (5) sale of an equity interest in a company, (6) purchases by the Corporation or its affiliates of securities issued by the Corporation or any of its affiliates and issuance of securities by the Corporation or any of its affiliates, (7) transactions and expenditures related to entering a new line of business, (8) acquisitions or dispositions of information systems development projects and (9) such other transactions as the chief executive officer may elect to refer to the Committee.

Directors and Nominations Committee

The members of the Directors and Nominations Committee are: Gilbert R. Whitaker, Jr. (Chairperson), Harry L. Kavetas, M. Leanne Lachman, Leo J. McKernan, Ian M. Rolland, and Gordon A. Walker. During 1994 the Directors and Nominations Committee met four times. The functions of the Directors and Nominations Committee include: (1) the nomination of directors for election by shareholders, (2) the nomination of directors to fill vacancies, (3) the compensation and reimbursement of directors, (4) the retirement policy and benefit plans for directors , 5) the determination of the size of the Board,
(6) review and confer on the selection of members of Board committees and
(7) develop governance principles which guide the Board in the conduct of its business.

Although the Directors and Nominations Committee does not solicit shareholder suggestions regarding nominees for director to be proposed by the Board, it will consider such recommendations if they are made. Recommendations regarding nominees for director to be proposed by the Board, along with relevant qualifications and biographical material, should be sent to the Secretary of the Corporation.

Nominations for directors to be proposed by a shareholder at a shareholders' meeting must comply with the provisions of the Corporation's Bylaws (See Shareholder Proposals on page 28).

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Under the securities laws of the United States, the Corporation's directors, its executive officers (which include all the Named Executive Officers shown on the Summary Compensation Table on page 19), and any persons holding more than ten percent of a class of its equity securities ("Reporting Persons") are required to report their initial ownership of such securities and any subsequent changes in that ownership to the Securities and Exchange Commission (SEC) and the New York Stock Exchange on Forms 3, 4 and 5. All Reporting Persons are required by SEC regulations to furnish the Corporation with copies of all Forms 3, 4 and 5 they file. Specific due dates for these reports have been established, and the Corporation is required to disclose in this proxy statement any failure during 1994 to file by these dates. All of these filing requirements were satisfied except that a Form 4 for Robert K. Malik which was filed on January 17, 1995 should have been filed by January 10, 1995. In making these disclosures, the Corporation has relied solely on written representations of the Reporting Persons and copies of the reports that were filed with the SEC.

CERTAIN BUSINESS RELATIONSHIPS

Earl L. Neal is a director of the Corporation and a nominee for re-election for a three-year term expiring in 1998. During 1994, Earl L. Neal & Associates, a Chicago law firm in which Mr. Neal is a partner, represented the Corporation on one matter for which the Corporation paid this firm a fee of $8,353.

COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

The following persons served as members of the Corporation's Compensation Committee during the 1994 fiscal year: Thomas D. Bell, Jr., Earl L. Neal, John M. Pietruski, Jill S. Ruckelshaus and Gordon A. Walker. None of these people had interlocks reportable under Section 402(j)(3) and (4) of Regulation S-K, and none were employees, officers or former officers of the Corporation or its subsidiaries.



                       EXECUTIVE COMPENSATION

                   COMPENSATION COMMITTEE REPORT

Following is the report of the Compensation Committee of the Board of Directors regarding compensation of executive officers:

The Corporation's executive compensation programs are administered by the Compensation Committee (the "Committee"), a committee of the Board of Directors comprised exclusively of non-employee directors. The Committee approves payment amounts and award levels for the Corporation's officers and key personnel including payments under plans approved by the Board of Directors. The Committee's decisions assist the Corporation in attracting and retaining the highest caliber executives while providing appropriate compensation programs that reinforce the attainment of superior financial results for the benefit of the shareholders, customers, employees and communities in which the Corporation operates. None of these non-employee directors have any interlocking or other relationships that would call into question their independence as Committee members.

The Corporation has been tracking its corporate performance versus that of a selected group of specialty and multi-line insurance companies since 1989. This group of peer companies, which has operating and market charateristics similar to the Corporation's, currently includes 14 insurance companies. The Corporation's size in total assets and annual revenue is above the median of this group of companies. These are the same companies listed on the Performance Graph on page 27, and are hereafter referred to in this report as the "Peer Group." The Compensation Committee annually reviews and approves the companies that comprise the Peer Group.

The Corporation's primary objective is to maximize long-term shareholder value creation. To accomplish this objective, the Corporation has adopted a comprehensive business strategy. The overall goal of the Committee is to develop executive compensation policies which are consistent with and linked to the Corporation's strategic business objectives.

The Corporation's executive compensation program has been designed to provide a strong and direct link between executive pay and the Corporation's financial performance (as more specifically described below) and total long-term shareholder return, both relative to the Peer Group. Consistent with this objective, the Committee establishes performance criteria and incentive targets, evaluates actual performance against this criteria and determines actual incentive awards.


TOTAL COMPENSATION PRINCIPLES

There are key principles to which the Committee adheres in structuring the compensation program for its key executives. They are as follows:

   Long-Term and At-Risk Focus: The majority of compensation for Executive Officers is long-term and at-risk, to focus management on the long-term interests of share owners. Less emphasis is placed on annual compensation.

   Equity Orientation: Stock-based plans comprise a major part of an Executive Officer's compensation. This is to instill ownership thinking and to more closely link compensation to long-term shareholder return. Consistent with this philosophy, the Corporation requires officers to meet certain share ownership guidelines.

   Management Development: Compensation opportunities are structured to attract and retain those individuals who can maximize the creation of share-owner value. The compensation structure facilitates the Corporation's philosophy of developing and retaining leaders.

   Competitiveness: Base pay will be competitive with selected companies within the Corporation's market. Total direct compensation, however, will be below average for average or below average financial performance but will be in the top quartile for top quartile financial performance. The market to which we compare includes the Peer Group as well as other companies in our industry. The development of at-risk pay policies is driven more by corporate strategy than by competitive pay practice.

Guided by these principles, the Committee began to restructure the total compensation approach for key executives in 1989 and has utilized these key principles in the design and administration of the executive compensation program. Recognizing that many factors bear on corporate performance, the Committee believes that the structure of the executive compensation approach implemented in 1989 encourages the creation of share-owner value over the long term.


EXECUTIVE COMPENSATION STRATEGY

The primary components of executive compensation used by the Committee are:

             Base pay
             Long-term incentives
             Benefits

These components are structured to meet varying business objectives and to cumulatively provide a level of total compensation opportunity that compares favorably to levels of total compensation offered by other successful companies in our industry. Annual incentives were eliminated beginning in 1992 and thereafter making the long-term incentive opportunity the only variable component of total compensation. Top tier performance by the Corporation will result in total compensation that exceeds the average of our industry. For example, if our performance is in the top quartile, total compensation will also be in the top quartile. On the contrary, performance levels at or below the average will result in below average total compensation.


COMPONENTS OF EXECUTIVE COMPENSATION AND DISCUSSION OF CEO'S 1994 COMPENSATION

Following is a discussion of the components of the executive compensation program along with a specific discussion of decisions regarding Mr. Rolland's 1994 compensation.

Base Pay

The Corporation's executive base pay bands, including the pay band for the Chief Executive Officer, are established to be fully competitive with a group of specialty and multi-line insurance companies (including but not limited to the Peer Group) adjusted for differences in assets and revenues. These pay bands were established by using methodology and data provided and developed by independent compensation consulting firms.

The Committee emphasizes longer term compensation in the total compensation strategy for Executive Officers rather than increases in base pay. Accordingly, it is expected that once base pay reaches fully competitive levels, future increases in base pay will occur at frequencies ranging from 12 to 30 months. The frequency depends upon individual performance, pay competitiveness and length of service.

Base pay increases in 1994 for all Executive Officers, including the Named Executive Officers, were based on individual and business performance. Also, selective adjustments were made as necessary to assure that base salaries were competitive with our defined market. The 1994 average base salary increase for the Executive Officers, including the Named Officers, was 4.9%. The increase in Mr. Rolland's base pay for 1994 was 5.6%. This increase was based on his successful guidance of the Corporation in 1993 in achieving "business success." Factors used to determine "business success" for 1993 included the total return to shareholders, a substantial increase in income from operations, and initiating appropriate actions to implement long-term business strategy, as evidenced by the initial public offering of Security-Connecticut Life Insurance Company and EMPHESYS Financial Group, Inc. (Employers Health Insurance).

Long-term Incentives

Long-term incentives comprise the largest portion of total compensation for Executive Officers. These incentives are provided through annual grants of Stock Options and the Executive Value Sharing Plan ("EVSP"). The Committee has the authority to convert cash payments from the EVSP awards into restricted stock, thus creating three forms of long-term incentives utilized for key executives: stock options, restricted stock and cash awards. In any given year, an executive may receive a combination of all or some of these incentives, depending on circumstances such as individual and corporate performance. The objective of both the stock option grants and the conversion of long-term cash incentives to restricted stock awards is to motivate executives to make long-term changes in the performance of the Corporation that will enhance long-term total return to shareholders.

During the three-year performance cycle of 1992 through 1994, the Corporation performed at the 86th percentile of the Peer Group for total shareholder return.

For 1994, approximately three-fourths of the value of Mr. Rolland's and the other Named Executive Officers' total compensation was variable. This total variable portion was comprised of long-term incentives which are based on long-term corporate financial and the Corporation's Common Stock performance relative to the Peer Group as discussed above. The long-term incentive plans are discussed below:

   	Stock Options: Stock option grants provide the opportunity to purchase shares of the Corporation's Common Stock at fair market value (the average of the high and low trading prices on the day preceding the date of grant). The objective of these grants is to increase executive officers' equity interest in the Corporation and to allow them to share in the appreciation of the Corporation's Common Stock. Stock options only have value for the executive officers if the stock price appreciates in value from the date the options are granted. Each stock option becomes exercisable in four annual installments beginning on the first anniversary of grant and has a ten year term. The Committee has typically granted stock options each year to executive officers at its May meeting. The option grants cover shares of Common Stock authorized under shareholder-approved plans. Over 420 employees across the Corporation received option grants in 1994.

     Executives are encouraged to hold shares received upon the exercise of the options, linking their interests to those of share owners. In fact, executives who sell shares prior to reaching the share ownership guidelines (discussed on page 17) may have future stock option awards reduced or eliminated. Mr. Anker has not sold any shares of Common Stock since becoming an Executive Officer, and Mr. Rolland has only sold shares once in the past 25 years.

     In granting stock options to Executive Officers, including the Named Executive Officers, the Committee takes into account the executive's level of responsibility and individual contribution. In addition, the Committee considers the practices of other companies as verified by external surveys, shares of Common Stock owned by the individual, and total compensation objectives. The Committee does consider the amounts and terms of prior option grants as an important component in achieving a competitive total compensation package. Mr. Rolland was awarded a grant of 30,000 stock options at the then fair market price of $39.44 per share on May 11, 1994. The Committee based Mr. Rolland's award on the Corporation's 1991 - 1993 performance at the 79th percentile for increase in book value and at the 86th percentile for total shareholder return compared to the Peer Group. Further, the Committee's award was based on Mr. Rolland's leadership in the development and implementation of the business strategy as evidenced in the initial public offerings of Security-Connecticut Life Insurance Company and EMPHESYS Financial Group, Inc. (Employers Health Insurance).

     Executive Value Sharing Plan ("EVSP"): In May 1994, the shareholders of the Corporation approved the amended and restated EVSP so that awards made by the Committee to the Named Executive Officers for Performance Cycles beginning in 1994 might not be subject to the one million dollar limit on deductibility that was enacted by the Omnibus Budget Reconciliation Act of 1993 ("OBRA 1993"). Under the EVSP, participants are awarded bonuses only if specified performance objectives are attained. The amount of these awards depends on the Corporation's or a designated business segment's performance over three-year "Performance Cycles" relative to the performance of other companies contained in a designated peer group. A new three-year cycle begins each year. The Committee selects the participants, establishes the performance goals or formula for measuring the Corporation's or a business segment's performance, determines the peer groups, establishes the maximum amounts which can become payable, certifies the extent to which such performance goals or formulas have been attained, and determines the actual award. The Committee does not have the authority to increase an award above the maximum set by the formula nor can the formula for a specific Performance Cycle be changed, once it has begun. Consistent with proposed regulations interpreting this OBRA 1993 limit, the Committee adopted the formula for the 1995-1997 Performance Cycle for the Named Executive Officers including the Chief Executive Officer. The Committee set the target EVSP award levels for Mr. Rolland for the 1995-1997 Performance Cycle at 0% for average or below average performance as compared to a peer group established for that cycle, and a maximum of $2,200,000 for the 75th percentile performance, and $3,800,000 if the Corporation is the number one company in the peer groups. The peer group for the 1995-1997 cycle, includes all the companies listed on page 27 but excludes The Continental Corporation and Kemper Corporation and includes The Equitable Companies, Inc.

    and Allstate Insurance Companies. The transition to the two new Peer companies was in anticipation of the liklihood that Kemper would be acquired by another company and the sale of Continental Corporation to CNA Financial Corporation. The formula is based on the book value of each company adjusted for unrealized gains (losses) and securities as defined in the formula. These targets were set for Mr. Rolland and all of the executive officers based on level of responsibility, job description and job complexity, and on the results of an annual report prepared by an independent compensation consulting firm. This report (which gathered information on 1993 and 1994 compensation) surveys the compensation levels of executive officers at a group of 14 companies similar to the Corporation in complexity and size.

    For the performance cycle ended in 1994, the 1992-1994 Performance Cycle, performance information on the Peer Group (which is the same as the companies on the Performance Graph on page 27 for 1992 and 1993, but for 1994 Kemper Corporation was replaced with The Equitable Companies, Inc.) is not available until the end of April, 1995; therefore, the award to Mr. Rolland, the Named Executive Officers and all executive officers cannot be discussed. Because this award to Mr. Rolland is under the prior non-shareholder approved EVSP, the Committee retains the option to exercise its discretion to award to Mr. Rolland phantom units in the Corporation's Common Stock rather than restricted stock. Such phantom units are payable to Mr. Rolland on a date not earlier than one year after his retirement; such amounts should be fully deductible by the Corporation.

    Restricted Stock: Restricted stock awards were made to all of the Named Executive Officers in lieu of a cash payment under the Executive Value Sharing Plan. The shares awarded are typically restricted from sale or trade for three years after grant except in a situation relating to death or disability. During the period that the shares are issued but restricted, the executives may vote the shares. In addition, at the time the restrictions lapse, compensation equal to the amount of dividends that would have been paid during the period the shares were restricted is paid to the executive. The Committee may also grant individuals restricted stock to recognize exceptional performance or in order to acquire or ensure retention of key executives.

    Share Ownership Guidelines: The Committee endorses stock ownership by directors, executive officers and key personnel in the belief that stock ownership enhances the alignment of management and shareholder interests. Further, the Committee endorses stock-based performance compensation arrangements as being essential in achieving this alignment. In support of achieving stock ownership, the Corporation has adopted the following guidelines. Officers are expected to achieve stock ownership equivalent to the following multiples of their base salary: chief executive officer - 8 times, chief operating officer - 7 times, executive vice presidents - 6 times, senior vice presidents - 4 times, vice presidents - 2 times, and officers below vice president
    - 1 times base salary. These guidelines were established in 1993, and officers are expected to meet them within 5 years.

Benefits

Benefits offered to key executives serve a different purpose than do the other elements of total compensation. In general, they provide a safety net for protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to key executives are largely those that are offered to the general employee population, with some variation, largely to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.


Impact of OBRA 1993 on Executive Compensation Strategy

The Committee has taken steps to minimize the amount of compensation to be paid to any of the Named Executive Officers listed on the Summary Compensation Table in excess of the amount that would be deductible for the Corporation in 1994 and beyond. In addition, both the Corporation's 1986 Stock Option Incentive Plan and the Executive Value Sharing Plan were approved by shareholders at last year's annual meeting so that future awards under those plans will not be subject to the one million dollar limit on deductibility. Although the plans meet the necessary requirements to be deductible, the Committee may, in accordance with its powers, award discretionary bonuses to executives that are not deductible to recognize exceptional service or to correct below-market compensation. Should compliance with the million dollar limit conflict with the Committee's compensation philosophy, the Committee will act in accordance with that philosophy and in the best interests of shareholders.

The Compensation Committee believes the executive compensation policies and programs serve the interest of the share owners and the Corporation. Pay delivered to the executives is intended to be linked to and commensurate with corporate performance. The Committee believes the performance of the Corporation validates this compensation philosophy.


                      John M. Pietruski, Chairperson
                      Thomas D. Bell, Jr.
                      Earl L. Neal
                      Jill S. Ruckelshaus
                      Gordon A. Walker


[This portion of page intentionally left blank]

SUMMARY ANNUAL AND LONG-TERM COMPENSATION

The Corporation's compensation program for executive officers for the fiscal year ended December 31, 1994 consisted primarily of salaries, cash bonuses, and other compensation. As a result of the amendment of the Executive Value Sharing Plan in 1994, the numbers necessary to determine the amount of the awards under the Plan are not available and are not included below, but will be included in next year's statement. Shown below is information concerning the annual compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 1994, 1993, and 1992, of those persons who were, at December 31, 1994 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Corporation (the "Named Executive Officers"):



                         SUMMARY COMPENSATION TABLE

                                                       LONG-TERM COMPENSATION
                        ANNUAL COMPENSATION              AWARDS            PAYOUT
(a)             (b)    (c)       (d)    (e)        (f)         (g)         (h)          (i)
                                        OTHER      RESTRICTED  SECURITIES
                                        ANNUAL     STOCK       UNDERLYING               ALL OTHER
NAME AND                                COMPEN-    AWARDS      OPTIONS/    LTIP         COMPEN-
PRINCIPAL               SALARY    BONUS SATION<F1> <F2,5>      SARs        PAYOUT(S)    SATION<F3>
POSITION         YEAR   ($)       ($)     ($)        ($)        (#)          ($)          ($)

IAN M. ROLLAND   1994  $ 938,077  -0-   $ 1,923    $ ----<F6>  30,000      $  8,218<F6> $125,683
Chairman and CEO 1993    896,494  -0-    69,450     1,522,520  46,000       138,891      123,338
of LNC           1992    820,769  -0-    20,046     1,178,874  40,000       107,453      109,000

ROBERT A.ANKER   1994    508,077  -0-      -0-       ----<F6>  18,000         3,825<F6>   69,383
President and    1993    467,648  -0-    24,107       778,146  24,000        69,146       61,315
COO of LNC       1992    423,654  -0-    84,093<F4>   599,052  22,000        50,048       53,799

P.KENNETH DUNSIRE 1994   414,423  -0-      -0-       ----<F6>  14,000         3,652<F6>   56,978
Executive Vice    1993   408,033  -0-    28,870       719,537  15,000        62,860       54,374
President of LNC  1992   373,077  -0-    10,497       448,654  16,000        47,868       48,247

JON A. BOSCIA    1994    359,422  -0-       104      ----<F6>  15,000        42,975<F6>   40,655
President and    1993    353,032  -0-     2,845       536,913  15,000        82,950       40,402
COO of The       1992    318,461  -0-     2,020       415,748  14,000        71,838       34,859
Lincoln National
Life Insurance
Company

F. CEDRIC        1994    352,000  -0-       164      ----<F6>  14,000         -0-<F6>     51,965
McCURLEY         1993    345,340  -0-     6,389       373,082  15,000         -0-         55,574
CEO of American  1992    320,000  -0-       739       225,273  12,000         -0-         50,717
States Insurance
Company


<F1> The amounts included represent (a) amounts reimbursed during the fiscal year for payment of taxes and (b) perquisites and other personal benefits if they exceed the lesser of $50,000 or 10% of the total of base salary and annual bonus for the Named Executive Officers.

<F2> Represents the fair market value on the date of grant of the award of restricted shares of Common Stock awarded under the Management Incentive Plan II for services rendered in 1991, 1992 and 1993, and awarded under the Executive Value Sharing Plan for services rendered in 1992 and 1993. As of December 31, 1994, the number and value of the aggregate restricted stockholdings of all employees of the corporation were 295,632 shares at $10,347,120. No dividends are payable on the restricted shares, however, when the restrictions lapse, a "dividend equivalency" bonus is paid. The restrictions on the shares awarded under the Management Incentive Plan II for the 1991-93 performance cycle lapse on December 31, 1995. The restrictions on the shares awarded under the Executive Value Sharing
Plan lapse on the third anniversary of January 1 of the year next succeeding the applicable performance cycle.

<F3> Amounts included in the All Other Compensation column are amounts contributed or accrued for the Named Executive Officers under the Corporation's Employees' Savings and Profit-Sharing Plan and the related supplemental savings plans. The amounts contributed for fiscal 1994 are as follows: Mr. Rolland $14,071, Mr. Anker $7,621, Mr. Dunsire $6,216,
Mr. Boscia $5,391 and Mr. McCurley $5,280; however, the Board is expected to determine the additional profit-sharing amount for 1994 at its May board meeting, and this amount will be disclosed in the 1996 Proxy Statement. In addition, the dollar value of insurance premiums paid by the Corporation for the benefit of the Named Executive Officers is included. The amounts for fiscal 1994 are as follows: Mr. Rolland $ 55,328, Mr. Anker $ 31,278,
Mr. Dunsire $ 25,898, Mr. Boscia $ 13,700  and Mr. McCurley $ 25,565.

<4> Of this amount, $63,834 was associated with the sale of Mr. Anker's previous residence and move to Fort Wayne.

<F5> The restricted stockholdings, including restricted phantoms, of the
Named Executive Officers as of December 31, 1994, are as follows:
Mr. Rolland, 68,613 shares; Mr. Anker, 33,485 shares; Mr. Dunsire, 28,044 shares; Mr. Boscia, 24,108 shares and Mr. McCurley, 15,013 shares.

<F6>  The LTIP Payout represents dividend equivalencies paid on the restricted stock awards that vested on December 31, 1994 and Restricted Stock Awards. Executive Value Sharing Plan ("EVSP") numbers for 1994 are not available at this time because financial information on peer group companies necessary to calculate these awards will not be available from all peer group companies until late April or early May, 1995. These EVSP awards will be included for the applicable year in next year's Proxy Statement.

               [This space intentionally left blank]

LONG-TERM INCENTIVE PLANS

Beginning with 1994, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows deductions for compensation in excess of $1,000,000 paid to the executive officers who are listed in the Summary Compensation Table for the tax year in which the Corporation would be entitled to the deduction. The Corporation adopted, and shareholders approved, a restatement of the Corporation's Executive Value Sharing Plan (the "EVSP") at its May 1994 annual meeting of shareholders. The Corporation believes that the EVSP, as approved, qualifies for a "performance-based compensation" exception to this disallowance rule. Shown below are the estimated future payouts for the 1995 to 1997 Performance Cycle under the Corporation's Executive Value Sharing Plan.


                LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                  Estimated future payouts under
                                                   non-stock price-based plans

            Number of     Performance
            shares,       or other
            units or      period until
            other         maturation or  Threshold<F2>
Name        rights<F1> #  payout         $ or #          Target<F3>     Maximum<F4>

Rolland     N/A           1995-1997      $870,000        $  2,200,000   $3,800,000
Anker       N/A           1995-1997       525,000           1,310,000    2,300,000
Dunsire<F5> N/A           1995-1997         -0-                -0-           -0-
Boscia      N/A           1995-1997       400,000           1,000,000    1,800,000
McCurley    N/A           1995-1997       370,000             930,000    1,620,000



<F1> The Corporation's Executive Value Sharing Plan permits the Compensation
Committee to establish performance goals. The 1995-1997 performance goals for the Named Executive Officers relate the Corporation's performance to a selected group of companies which are not the same as the peer group in the performance graph on page 27. If the increase in the dividend-adjusted value sharing return on equity of the Corporation for the three-year performance cycle exceeds the average performance of selected companies, then an award will be made according to a pre-established formula with Compensation Committee discretion to adjust downward. The selected companies for the 1995-1997 cycle include Aetna Life & Casualty Company, Allstate Insurance Companies, American General Corporation, CIGNA Corporation, Provident Life and Accident Insurance Company of America, Providian Corporation (formerly Capital Holding Corporation), ReliaStar (formerly, The NWNL Companies, Inc.), SAFECO Corporation, The Equitable Companies, Inc., Torchmark Corporation, Transamerica Corporation, Travelers Inc., USF&G Corporation, and US LIFE Corporation.

<F2> The basic philosophy is to make no payment if performance is equal to or below the average performance of the selected companies; however, the maximums produced by the formula and payable at threshold are established at higher levels than zero in order to permit the Compensation Committee the discretion to adjust downward to comply with Section 162(m) of the Code. The average performance is determined for each of the three years in a performance cycle by deleting the top three and bottom three companies to determine an annual average and then averaging the three years to determine the Corporation's ranking.

<F3> The target is the estimated maximum to be paid in 1998 for the 1995-1997 three-year cycle if the Corporation's performance is at the 75th percentile compared to the Peer Group. Upon completion of the cycle, any award may be paid in restricted shares of the Corporation's Common Stock, phantom stock, cash, or any combination.


<F4> The maximum is the most that would be awarded if the Corporation was the top company among the selected group of competitors for the 1995-1997 Performance Cycle. If there is no increase in book value for a performance cycle, no payment is made.

<F5>  Mr. Dunsire retired January 31, 1995, and no performance goal was established for him.

STOCK OPTION PLANS

Shown below is further information on grants of stock options pursuant to the Corporation's 1986 Stock Option Incentive Plan during the fiscal year 1994 to the Named Executive Officers which are reflected in the Summary Compensation Table. No stock appreciation rights were granted under that Plan during fiscal 1994.


                  OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants                                                Potential Realizable Value at
                                                                 Assumed Annual Rates of Stock
                                                                 Price Appreciation for Option
                                                                             Term
(a)        (b)           (c)              (d)         (e)          (f)         (g)
Name       Number of     % of Total
           Securities    Options/SARs
           Underlying    Granted to       Exercise
           Options/SARs  Employees in     or Base
           Granted<F1>   Fiscal Year<F2>  Price <F3>  Expiration
              (#)                         ($/Shares)  Date<F4>     5%($)       10%($)


Rolland    30,000        6.92%            $ 39.44     5/11/2004    $743,986    $ 1,885,522
Anker      18,000        4.15%              39.44     5/11/2004     446,392      1,131,313
Dunsire    14,000        3.23%              39.44     5/11/2004     347,193        879,910
Boscia     15,000        3.46%              39.44     5/11/2004     371,993        942,761
McCurley   14,000        3.23%              39.44     5/11/2004     347,193        879,910


<F1> Options granted on May 11, 1994 are exercisable starting 12 months after the grant date with respect to 25% of the shares covered and with an additional 25% of the option shares becoming exercisable on each successive anniversary, with full vesting occurring on the earliest of death, disability, fourth anniversary or a change of control of the Corporation.

<F2> The Corporation granted options representing 438,200 shares to employees in fiscal year 1994.

<F3> The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

<F4> The options were granted for a term of 10 years, subject to earlier forfeiture in certain events related to termination of employment.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

Shown below is information with respect to option exercises in fiscal year 1994 and unexercised options to purchase the Corporation's Common Stock granted in fiscal year 1994 and prior years under the Corporation's 1982 and 1986 Stock Option Incentive Plans to the Named Executive Officers.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

(a)      (b)            (c)                       (d)                            (e)
                                       Number of Unexercised Options  Value of Unexericised-in-the-money
                                       held at December 31, 1994      Options Held at December 31, 1994<F1>

Name     Shares Acquired
         on Exercise     Value Realized Exercisable Unexercisable    Exercisable  Unexercisable

Rolland    -0-              -0-         175,500     84,500           $ 1,559,050  $ 145,600
Anker      -0-              -0-          79,000     47,000               749,605     80,080
Dunsire    -0-              -0-          67,750     33,250               581,620     58,240
Boscia     -0-              -0-          36,750     33,250               341,475     50,960
McCurley 2,000            $42,060        32,150     31,250               286,588     43,680

<F1> Based on the closing price on the New York Stock Exchange Composite
Transactions of the Corporation's Common Stock on December  31, 1994 ($35.00).


          [This portion of page intentionally left blank]

RETIREMENT PLANS

The following table shows the estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including the Named Executive Officers, under the Corporation's retirement plans which cover most officers and other employees on a non-contributory basis. Such benefits reflect a reduction to recognize in part the Corporation's cost of Social Security Benefits related to service for the Corporation.


                              PENSION TABLE


         Estimated annual retirement benefits for credited years of service<F1,3>

Final
Average
Salary<F2>  10 Years   15 Years   20 Years   25 Years   30 Years   35 Years   40 Years

$  300,000  $ 49,963   $  74,945  $ 99,926   $124,908   $149,890   $ 174,871  $ 182,371
   350,000    58,463      87,695   116,926    146,158    175,390     204,621    213,371
   400,000    66,963     100,445   133,926    167,408    200,890     234,371    244,371
   450,000    75,463     113,195   150,926    188,658    226,390     264,121    275,371
   500,000    83,963     125,945   167,926    209,908    251,890     293,871    306,371
   550,000    92,463     138,695   184,926    231,158    277,390     323,621    337,371
   600,000   100,963     151,445   201,926    252,408    302,890     353,371    368,371
   650,000   109,463     164,195   218,926    273,658    328,390     383,121    399,371
   700,000   117,963     176,945   235,926    294,908    353,890     412,871    430,371
   750,000   126,463     189,695   252,926    316,158    379,390     442,621    461,371
   800,000   134,963     202,445   269,926    337,408    404,890     472,371    492,371
   850,000   143,463     215,195   286,926    358,658    430,390     502,121    523,371
   900,000   151,963     227,945   303,926    379,908    455,890     531,871    554,371
   950,000   160,463     240,695   320,926    401,158    481,390     561,621    585,371
 1,000,000   168,963     253,445   337,926    422,408    506,890     591,371    616,371


<F1> This table assumes retirement at age 65 (current normal retirement date), and at age 65, the following individuals will have the number of years credited service indicated: Mr. Rolland,41; Mr. Anker,31; Mr. Dunsire,11; Mr. McCurley, 14; and Mr. Boscia, 33.

<F2> Final average salary is the average of an employee's base salary paid in any consecutive 60- month period during an employee's last ten years of active employment which produces the highest average salary.

<F3> As a result of limitations under the Internal Revenue Code, a portion of these amounts will be paid under supplemental benefit plans established by the Corporation to provide benefits (included in this table) which would exceed these limits.

SUPPLEMENTAL RETIREMENT ARRANGEMENTS

LNC Executives' Salary Continuation Plan

Certain officers of the Corporation and its subsidiaries, including all Named Executive Officers, have entered into salary continuation agreements with their employers under the terms of the Salary Continuation Plan for Executives of Lincoln National Corporation and Affiliates ("Salary Continuation Plan"). Under the Salary Continuation Plan, the amount each officer is entitled to receive upon retirement is 2% of final monthly compensation times the number of years the agreement has been in effect up to a maximum of 10% of final monthly salary; so long as the officer agrees to an exclusive consulting arrangement with the Corporation until the earlier of the waiver of such arrangement or attainment of age 65. This amount will be paid in the form of a 120-month certain and life annuity. In the event of death prior to retirement, a designated beneficiary of executives who were participating in the Salary Continuation Plan on December 31, 1991, will instead receive annual payments each equal to 25% of the employee's final annual salary until the later of the date on which the employee would have attained age 65 or the date on which a minimum of ten payments have been made. These agreements automatically terminate upon the officer's termination of service for reasons other than death, disability or retirement; except that in the event of a change in control of the Corporation, as defined in the Executives' Severance Plan,and a subsequent voluntary or involuntary termination of the employee's employment within 2 years of the change in control, such employee shall be treated as continuing employment with the Corporation and its affiliates until age 65 at which time benefits shall begin. The Salary Continuation Plan was amended in 1991 to cap compensation used to determine benefits at the greater of $200,000 or the annual base compensation in effect on December 31, 1991 for all current and future participants and to eliminate the death benefit for future participants. Effective December 31, 1993, the exclusive consulting arrangement was waived for all participants who had attained age 55 which included Messrs. Rolland and Dunsire.

LNC Executive Employees' Supplemental Pension Arrangement

The LNC Executive Employees' Supplemental Pension Arrangement was established to provide an incentive for attracting experienced senior executive personnel by protecting them from the loss of retirement benefits attributable to prior employment. Executives are selected for participation in the arrangement by the chief executive officer of the Corporation with the consent of the Compensation Committee of the Board. Participants must be eligible for retirement under the LNC Retirement Plan to be eligible for payments. In addition, participants who are eligible for early retirement may be eligible for benefits under this arrangement at the chief executive officer's discretion. Under this arrangement, payments decrease to zero as years of service increase and benefits under the LNC Retirement Plan become equal to the Cumulative Benefit (described below). Accordingly, payments equal the Cumulative Benefit minus the amount paid from the LNC retirement plans and the amount of the Social Security payment that is attributable to the employer's contribution.
The Cumulative Benefit is determined by multiplying an employee's final average salary by a percentage which is the total of 3.0% for the first
15 years of service (45% after 15 years), 1.5% for the next 5 years
(52.5% after 20 years), 1.0% for the next 5 years (57.5% after 25 years), and .25% for service over 25 years (60% maximum after 35 years). Mr. Dunsire was the only remaining participant in this plan, and upon his retirement on January 31, 1995, benefits of $4,916 per month began.

CHANGE-IN-CONTROL ARRANGEMENTS

Recognizing that an unforeseen change of control is unsettling to the Corporation's key executives, the Board adopted the Lincoln National Corporation Executives' Severance Benefit Plan ("Executives' Severance
Plan") for the following reasons: (1) to encourage the continued employment of certain executives in the face of a threat of a change of control;
(2) to enable such executives, if the Corporation is under a proposal for a change of control, to help the Board assess the proposal and advise what would be in the best interests of the Corporation, its shareholders, and the policyholders and customers of its affiliates without being unduly influenced by the uncertainties of continued employment; and (3) to demonstrate to executives the desire of the Corporation to treat them fairly.

Pursuant to the Executives' Severance Plan, the Corporation may enter into agreements (which are not employment agreements) with key employees to provide severance benefits in the event of their termination of employment for any reason other than death, disability or willful misconduct, within two years after a change of control of the Corporation has occurred. Executives eligible for participation in the Executives' Severance Plan ("Eligible Executives") are the chief executive officer, the chief operating officer, the chief financial officer, the chief investment officer and the general counsel. In addition to these five officers, the Compensation Committee of the Board may select up to an additional twenty officers as Eligible Executives. The maximum number of Eligible Executives at any time may not exceed 25. All Named Executive Officers were Eligible Executives during 1994.

The minimum benefit to which an Eligible Executive would be entitled under the terms of the Executives' Severance Plan is 299.9% of the Eligible Executive's average annual compensation for the period consisting of the five most recent taxable years ending before the change in control. The maximum amount of benefits to which an Eligible Executive would be entitled under this Executives' Severance Plan is two times his/her annual compensation (paid on account of services rendered during the calendar year preceding termination and including all forms of compensation reportable on a Form W-2) and the continuation of certain benefits under the welfare benefit plans in which he or she participates, the value of certain unexercised stock options and a lump sum payment equal to 43.8% of any amount paid which is deemed an "excess parachute payment" under the Code. In addition, the Corporation must reimburse an Eligible Executive any and all legal fees and expenses incurred by the Eligible Executive relating to enforcing the Corporation's obligations under the Executives' Severance Plan. The Executives' Severance Plan supplements and does not supersede other plans, contracts of employment, or other arrangements which Eligible Executives may have with the Corporation or its affiliates.


TERMINATION OF EMPLOYMENT ARRANGEMENTS

The Corporation has also entered into individual severance agreements with some executives. Mr. Dunsire is the only Named Executive Officer who had an individual severance agreement in 1994. Mr. Dunsire's retirement on January 31, 1995 caused this agreement to expire. Pursuant to that agreement, if for any reason the Corporation had terminated Mr. Dunsire's employment, one year of base salary would have been paid as severance pay.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The following graph shows a five year comparison of the yearly performance change in the Corporation's cumulative total shareholder return (change in the year-end stock price plus reinvested dividends) with the S&P 500 Composite Index and an index of peer companies selected by the Corporation. Companies in the Peer Group are as follows: Aetna Life & Casualty Company, American General Corporation, CIGNA Corporation, Kemper Corporation, Providian Corporation (formerly, Capital Holding Corporation), Provident Life and Accident Insurance Company of America, ReliaStar (formerly, The NWNL Companies, Inc.), SAFECO Corporation, The Continental Corporation, Torchmark Corporation, Transamerica Corporation, Travelers Inc., USF&G Corporation, and US LIFE Corporation. Companies in the Peer Group are publicly traded insurance holding companies with business units which are considered to be significant competitors of major business units of the Corporation, and their returns have been weighted for stock market capitalization.

                           PERFORMANCE GRAPH
              AMONG CORPORATION, S&P 500 AND PEER GROUP
              1989     1990    1991     1992     1993     1994
LNC           100.00   74.23   100.25   142.41   173.92   145.75
S&P           100.00   96.88   126.42   136.08   149.80   151.78
Peer Group    100.00   76.39   110.08   133.21   154.00   140.70
              Source: Media General Financial Services


The Peformance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.

There can be no assurance that the Corporation's stock performance will continue into the future with the same or similar trends depicted in the preceding graph. The Corporation will not make or endorse any predictions as to future stock performance.

                              GENERAL

RELATIONSHIP WITH INDEPENDENT AUDITORS

Ernst & Young has been selected by the Board to be the independent auditors to audit the consolidated financial statements of the Corporation for the year 1995. This firm has been employed by the Corporation in that capacity continuously since January 17, 1968. Representatives of Ernst & Young will be present at the annual meeting of shareholders, will be given an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions relating to the audit of the Corporation's 1994 consolidated financial statements.


SHAREHOLDER PROPOSALS

To Be Included in the Corporation's Proxy Materials - Any shareholder proposals intended to be considered for inclusion in the proxy materials for the Corporation's 1996 annual meeting of shareholders must be received by the Corporation no later than December 13,1995.
All such proposals should be sent to the Secretary of the Corporation.

To Be Presented In-Person at Shareholder Meetings - Shareholders wishing to propose matters for consideration at a meeting of shareholders or to propose nominees for election as directors must follow specified procedures contained in the Corporation's Bylaws. Such procedures include giving notice to the Secretary of the Corporation at least fifty and not more than ninety days prior to the meeting; provided, however, that in the event that less than sixty days' notice of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was given. Such notice must include: the name and address of the proposing shareholder (as they appear on the Corporation's stock records), a brief description of the business desired to be brought before the meeting, the class and number of shares of the Corporation which are beneficially owned by the proposing shareholder and a description of any interest of such proposing shareholder in the business proposed. In the case of a shareholder-proposed nominee for director, the required notice must also contain as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (v) the qualifications of the nominee to serve as a director of the Corporation. The person presiding at a meeting of shareholders is authorized by the Bylaws, if the facts warrant, to determine that the proposed business was not properly brought before, or was not lawful or appropriate for consideration at, the meeting, or that a nomination for director was not properly made.
Upon a declaration of such determination, the proposed business shall not be transacted or the defective nomination shall be disregarded, as the case may be.

ANNUAL REPORT

Form 10-K, annual report of the Corporation filed with the Securities and Exchange Commission for the fiscal year 1994, will be provided on written request and without charge to each shareholder. Write to Donald
Van Wyngarden, Second Vice President and Controller, Lincoln National Corporation, 200 East Berry Street, Fort Wayne, Indiana, 46802.

                           For the Board of Directors,

                           /S/ C. SUZANNE WOMACK

                           C. Suzanne Womack
                           Secretary
                           April 11, 1995


                        FRONT OF PROXY CARD

LINCOLN NATIONAL CORPORATION                 FORT WAYNE, INDIANA

The undersigned shareholder in LINCOLN NATIONAL CORPORATION, an Indiana corporation, hereby constitutes and appoints EARL L. NEAL, IAN M. ROLLAND,JILL S. RUCKELSHAUS and C. SUZANNE WOMACK or any one or more of them, the true and lawful attorney in fact and proxy of the undersigned, with full power of substitution to all or any one or more of them, to vote as proxy for and in the name, place and stead of the undersigned at the ANNUAL MEETING of the shareholders of the Corporation, to be held at the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana at 10:00 a.m., local time, Thursday, May 11, 1995, or at any adjournment thereof, all the shares of stock in the corporation shown on the other side (whether Common Stock; $3.00 Cumulative Convertible Preferred Stock, Series A;5 1/2% Cumulative Convertible Exchangeable Preferred Stock, Series F) which the undersigned would be entitled to vote if then personally present, hereby revoking any proxy heretofore given.

A majority of such attorneys and proxies who shall be present and shall act as such at the meeting or any adjournment thereof, or if only one such attorney and proxy be present and act, then that one, shall have and may exercise all the powers hereby conferred.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1.


(Continued, and to be Signed, on reverse side)     SEE REVERSE
                                                      SIDE


X   Please mark
    votes as in
    this example

The Board of Directors recommends a vote for the following:

1.   To elect four directors for three year terms:

Nominees:      Earl L Neal, John M. Pietruski,
               Gordon A. Walker, Gilbert R. Whitaker, Jr.

FOR             WITHHELD
ALL             FROM ALL
NOMINEES        NOMINEES


For, except vote withheld from the following nominee(s).


2. In their discretion, to act or vote upon other matters which may properly come before the meeting or any adjournment thereof.


MARK HERE                    MARK HERE
FOR ADDRESS                  IF YOU PLAN
CHANGE AND                   TO ATTEND
NOTE AT LEFT                 THE MEETING


All of the above in accordance with the Notice of Annual Meeting of Shareholders and Proxy Statement for the meeting, receipt of which is hereby acknowledged.


Signature                     Date

Signature                     Date

Signature must be that of the shareholder. If shares are held jointly, each shareholder named should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer.
If the signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys in fact, etc. should so indicate when signing.